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                                                                    EXHIBIT 4(D)



______________________________________________________________________________



                              NEVADA POWER COMPANY
    (formerly DESERT Merger Sub, Inc., as successor to Nevada Power company)

                                       to

                      IBJ WHITEHALL BANK & TRUST COMPANY,

                                   as Trustee



                          SUPPLEMENTAL INDENTURE NO. 2
                            AND ASSUMPTION AGREEMENT



                            Dated as of June 1, 1999



                                  $122,547,950
            8.20% Junior Subordinated Deferrable Interest Debentures
                                    Series A



______________________________________________________________________________

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                              NEVADA POWER COMPANY
                                  $122,547,950
            8.20% Junior Subordinated Deferrable Interest Debentures
                                    Series A

                          SUPPLEMENTAL INDENTURE NO. 2
                            AND ASSUMPTION AGREEMENT

          SUPPLEMENTAL INDENTURE No. 2 AND ASSUMPTION AGREEMENT, dated as of July 1, 1999, between Nevada Power Company, a Nevada corporation formerly known as Desert Merger Sub, Inc., as successor to Nevada Power Company (the "Company"), and IBJ Whitehall Bank & Trust Company, as successor to IBJ Schroder Bank & Trust Company, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS
                                    --------

          WHEREAS, Nevada Power Company (the "Merged Company") has heretofore executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of March 1, 1997 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities; and

          WHEREAS, in connection with the issuance of the Securities by the Merged Company, the Merged Company also entered into the following agreements and executed the following instruments:

          (1)       the Indenture;

          (2) Supplemental Indenture No. 1 dated as of March 1, 1997 from the Merged Company to the Trustee;

          (3)       the Securities;

          (4) Amended and Restated Trust Agreement dated as of March 1, 1997, among the Merged Company, the Trustee, Delaware Trust Capital Management, Inc. and the Administrative Trustees named therein;

          (5) Guarantee Agreement dated as of March 1, 1997 between the Merged Company and the Trustee; and

          (6) Agreement as to Expenses and Liabilities dated as of March 1, 1997 between the Merged Company and NVP Capital I, a Delaware business trust.

Each of the foregoing agreements or instruments being referred to herein collectively as the "Nevada Power Obligations".

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     WHEREAS, on April 29, 1998, the Merged Company entered into a Merger
Agreement with Sierra Pacific Resources, a Nevada utility holding company, pursuant to which DESERT Merger Sub, Inc., a wholly owned subsidiary of Sierra Pacific Resources, merged with the Merged Company with DESERT Merger Sub, Inc. being the surviving corporation which surviving corporation then changed its name to Nevada Power Company; and

     WHEREAS, Section 801 of the Indenture provides that the Merged Company shall not merge into any other Person (as defined in the Indenture) and that no Person shall consolidate with or merge into the Merged Company unless:

     (1) the Person formed by such consolidation or into which the company is merged shall be a corporation, partnership or trust, shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effet to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (3) in the case of the Securities of a series issued by an NVP Trust, such merger is permitted under the related Trust Agreement and Nevada Power Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Nevada Power Guarantee; and

     (4) the Merged Company delivers to the Trustee an Officer's Certificate and an Opinion of Independent Counsel each stating that such merger and supplemental indenture complies with Section 801 of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601, may rely upon such Officer's Certificate and opinion of Independent Counsel as conclusive evidence that such transaction complies with Section 801.

     WHEREAS, Section 901(2) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the Securities contained; and

     WHEREAS, the Company, as the surviving entity of the Merger, has determined to enter into this Agreement for purposes of complying with said provision of
Section 801 of the Indenture in accordance with the provisions of Article IX of the Indenture.

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                                   ARTICLE 1

                       RELATION TO INDENTURE; DEFINITIONS

     Section 1.1. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

     Section 1.2.  For all purposes of this Supplemental Indenture No. 2:

          (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture or in the Amended and Restated Trust Agreement, dated as of March 1, 1997, among Nevada Power Company, as Depositor, IBJ Schroder Bank & Trust Company, as Property Trustee, Delaware Trust Capital Management, Inc., as Delaware Trustee, and the Administrative Trustees named therein, as the case may be;

          (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

          (3) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.


                                   ARTICLE 2

                 REPRESENTATIONS AND ASSUMPTION OF OBLIGATIONS

     Section 2.1. The Company hereby represents that: (a) it is a corporation duly organized and existing under the laws of the State of Nevada; (b) there has not been an Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, and (3) the merger as described in the recitals hereof is permitted under the Trust Agreement and the Nevada Power Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Nevada Power Guarantee.

     Section 2.2. The Company hereby expressly assumes the due punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture and all other Nevada Power Obligations.

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                                   ARTICLE 3

                            Miscellaneous Provisions

     Section 3.1. The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

     Section 3.2. This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 3.3. THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

                                        NEVADA POWER COMPANY


                                        By:

                                            William E. Peterson
                                            Senior Vice President
                                            and General Counsel
Attest: _______________________
        Secretary


                              IBJ WHITEHALL BANK & TRUST COMPANY, as
                              Trustee


                              By: ___________________________________
                              Name:
                              Title:

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